Exhibit 3.1

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson city, Nevada 89701-4520

(775) 684-5708

Website: www.nvsos.gov

Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20100927817-47 Filing Date and Time 12/15/2010 2:38 PM Entity Number E0599962010-2

(This document was filed electronically)	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of	GAIA REMEDIES, INC.
Corporation:

2.	Registered	[X] Commercial Registered Agent: EMPIRE STOCK TRANSFER INC.
Agent for Service
Of Process:

3.	Authorized	Number of
Stock:	Number of	shares
shares with	Par value	without
par value:	100000000	per share:	$0.001	par value	0

4.	Names and	PETER PERSSON HEDLY
Addresses of the	Name
Board of	13140 70TH LANE NE	KIRKLAND	WA	98034
Directors/Trustees:	Street Address	City	State	Zip Code

5.	Purpose:	The purpose of this Corporation shall be: _______________________________

6.	Names, Address	EMPIRE STOCK TRANSFER INC.	/S/ EMPIRE STOCK TRANSFER INC.
and Signature of	Name	Incorporator Signature
Incorporator:	1859 WHITNEY MESA DR	HENDERSON	NV	89014
(attached additional page	Street Address	City	State	Zip Code
there is more than one
incorporator)

7.	Certificate of	I hereby accept appointment as Registered Agent for the above named Entity.
Acceptance of
Appointment of	/S/ EMPIRE STOCK TRANSFER INC.	12/15/2010
Registered Agent:	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity	Date

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson city, Nevada 89701-4520

(775) 684-5708

Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20130063035-23 Filing Date and Time 01/30/2013 9:35 AM Entity Number E-0599962010-2

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78390 - After Issuance of Stock)

1. Name of corporation

Gaia Remedies, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

1. Name of Corporation

Please change to:

Patriot Berry Farms, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:  62.2%

4. Effective date of filing: (optional) _______________________

5. Signature (required)

/s/ Alexander Houstoun-Boswall

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